Exhibit 10.2

Execution Version

COMMERCIAL PACKAGING SERVICES AGREEMENT

(ferumoxytol IV)

This Agreement is made as of this 29th day of May 2009 (“Effective Date”), by and between AMAG Pharmaceuticals, Inc., a Delaware corporation with a place of business at 100 Hayden Avenue, Lexington, MA 02421 (“AMAG”) and Catalent Pharma Solutions, LLC, a Delaware limited liability company, by and through its Packaging Services group with an office at 3001 Red Lion Road, Philadelphia, Pennsylvania (“Catalent”).

RECITALS

A.                                    Catalent provides packaging and related services to the pharmaceutical industry; and

B.                                    AMAG is a pharmaceutical company that manufactures, markets, and sells pharmaceutical products; and

C.                                    AMAG desires to engage Catalent to provide certain services to AMAG in connection with the packaging of AMAG’s Product (as defined below) and Catalent desires to provide such services pursuant to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

ARTICLE 1
DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1                               “Affiliate(s)” means, with respect to AMAG or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, any corporation, firm, partnership or other entity controlled, directly or indirectly, by Catalent Pharma Solutions, Inc.  For purposes of this definition, “control” shall mean the ownership of at least 50% of the voting share capital of entity or any other comparable equity or ownership interest.

1.2                               “AMAG-Supplied Materials” means any Product, active pharmaceutical ingredient, bulk drug, drug in primary packaging or other components to be supplied by AMAG to Catalent for Catalent’s provision of the Packaging.

1.3                               “Applicable Laws” means all laws, ordinances, rules and regulations within the Territory applicable to the Packaging of the Product or any aspect thereof and the obligations of Catalent or AMAG, as the context requires under this Agreement, including, without limitation, (A) all applicable federal, state and local laws and regulations of each Territory, (B) the U.S.

Federal Food, Drug and Cosmetic Act, and (C) the Good Manufacturing Practices (“GMPs”) promulgated by the Regulatory Authorities, as amended from time to time, as applicable to the Packaging.

1.4                               “Batch” means a specific quantity of a Product or Packaged Product, as applicable, comprising a number of units of Product or Packaged Product, as applicable, mutually agreed upon by the parties in writing that (i) is intended to have uniform character and quality within specified limits, and (ii) is processed according to the master batch record during the same cycle of production.

1.5                               “Confidential Information” has the meaning set forth in Section 9.2.

1.6                               “Contract Year” means the twelve (12) month period commencing on the Effective Date and successive twelve (12) month periods commencing on the anniversary(ies) of the Effective Date during the term of this Agreement.

1.7                               “Delivery Date” means the date set forth in the relevant Purchase Order on which Catalent must supply AMAG with Packaged Products, when accepted by Catalent pursuant to Section 4.3.

1.8                               “Facility” means Catalent’s facility at 3001 Red Lion Road, Philadelphia, Pennsylvania, or such other facilities as agreed upon in writing by the parties.

1.9                               “FDA” means the United States Food and Drug Administration, and any successor agency thereto.

1.10                        “Package(d)/Packaging” means the packaging of the Product pursuant to the Specifications.

1.11                        “Packaged Product” means the Product once Packaged.

1.12                        “Product(s)” means certain ferumoxytol products to be supplied by AMAG in vials, which are more fully described in the Specifications.

1.13                        “Purchase Order” means a written document issued by AMAG to Catalent in accordance with Article 4 hereof, authorizing Catalent’s performance of Packaging and other related services pursuant to the terms of this Agreement.

1.14                        “Regulatory Authority” means any governmental regulatory authority within a Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of the Product.

1.15                        “Specifications” means the specifications for the Packaging set forth in Exhibit A attached to and incorporated in this Agreement, which shall become a part of this Agreement.

1.16                        “Territory” means the United States of America and any other country which the parties agree to add to this definition of Territory in an amendment to this Agreement.

ARTICLE 2
SCOPE

2.1                               Catalent agrees to Package the Product at the Facility and AMAG agrees to purchase and pay for the Packaging, in each case in accordance with the terms and conditions set forth in this Agreement.

ARTICLE 3
PRICING AND PAYMENT TERMS

3.1                               Price.  The fees to be paid to Catalent for the Packaging of the Product shall be as set forth in Exhibit B attached to and incorporated in this Agreement (“Price”).

3.2                               Price Adjustment.  The Price is subject to adjustment [***], effective [***], upon thirty (30) days written notice from Catalent to AMAG.  All price increases for raw materials, labor, utilities and components shall be passed through to AMAG.  Upon request, Catalent shall provide reasonable supporting documentation for such increases.  However, no such increase will exceed [***] since the last such adjustment.

3.3                               Payment.  Catalent shall invoice AMAG upon completion of Packaging and AMAG shall make full payment for Packaged Product tendered for delivery in accordance with Section 3.6 (except for amounts subject to any bona fide dispute) in US dollars via wire transfer to Catalent, no later than thirty (30) days from the date of such invoice.  If AMAG has not made payment in full of any undisputed amounts by the expiration of such thirty (30) day period, Catalent may, at its option elect to: (i) charge a late payment fee on such unpaid amount equal to one and a half percent (1.5%) per month of such unpaid amount; or (ii) suspend any further deliveries hereunder until such invoice is paid in full.

3.4                               Advance Payment.  If at any time, AMAG failed to make timely payment in full of all undisputed amounts for two (2) consecutive invoices, Catalent shall have the right to require payment in advance before making any further shipment of the Packaged Products.  If AMAG shall fail, within a reasonable time, to make such payment in advance, or if AMAG shall fail to make payment when due, Catalent shall have the right, at its option, to suspend any further deliveries hereunder until such default is corrected, without thereby releasing AMAG from its payment obligations under this Agreement.

3.5                               Taxes.  Any tax (other than Catalent’s income or franchise taxes), however denominated and measured, imposed upon the Product or upon its manufacture, Packaging, production, storage, inventory, sale, distribution, transportation, delivery, use or consumption and on any AMAG owned tooling and equipment are the responsibility of AMAG, and AMAG shall reimburse Catalent for any such taxes, duties or other expenses paid by Catalent and for which documentation is provided to AMAG.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.6                               Deliveries; Shipping.  AMAG will be solely responsible for ensuring that all Product and AMAG-Supplied Materials are delivered to Catalent’s Facility in a timely manner by a carrier obtained by AMAG.  All Packaged Product shall be delivered by Catalent to AMAG FCA (Incoterms 2000) the Facility and Catalent will use reasonable efforts to cooperate with the delivery of Product to AMAG, its designee or common carrier.  The common carrier shall be selected by AMAG, and title and risk of loss of the Packaged Product shall pass to AMAG upon delivery by Catalent FCA (Incoterms 2000) at the Facility.  Catalent will provide AMAG with a copy of the batch record for each Batch of Packaged Product delivered under this Agreement.

3.7                               Failure to Take Delivery.  If AMAG fails to take delivery of an order of Packaged Product on the scheduled Delivery Date, then Catalent will store such quantities of Packaged Product in accordance with AMAG’s written instructions and will bill AMAG on the first of each month thereafter for reasonable administration and storage costs for such quantities at Catalent’s then-current, standard rates.  For any such quantity of undelivered Packaged Product, AMAG agrees that: (A) AMAG has made a fixed commitment to purchase such Packaging and Packaging components, (B) risk of ownership for such Packaged Product shall be borne by AMAG, (C) such Packaged Product shall be on a bill and hold basis for legitimate business purposes; (D) if no delivery date is determined at the time of billing, Catalent shall have the right to ship the Packaged Product to AMAG within two (2) months after billing, and (E) AMAG shall be responsible for any decrease in market value of such Packaged Product that relates to factors and circumstances outside of Catalent’s control.  Within five (5) days following a written request from Catalent, AMAG shall provide Catalent with a letter confirming items (A) through (E) of this Section for each Batch of undelivered Packaged Product.

ARTICLE 4
FORECAST, PURCHASE AND SUPPLY

4.1                               Purchase and Supply.  During the term of this Agreement and subject to Section 4.4 of this Article 4, AMAG shall purchase and Catalent shall supply such quantities of Packaged Product as shall be set forth on Purchase Orders issued by AMAG to Catalent under this Agreement.

4.2                               Forecasts.  Not later than ten (10) days after the receipt of market approval for a Product to be packaged hereunder, and thereafter on the first day of each calendar month during the term of this Agreement, AMAG shall provide Catalent with a written twelve (12) month rolling forecast (commencing with the immediately following month) of the quantity of Packaged Product which AMAG expects to require from Catalent during each of the next twelve (12) months (“Forecast”).  The first three (3) months of the Forecast shall be firm and binding upon the parties (“Firm Commitment”), and the following nine (9) months shall constitute non-binding good faith estimates.  Each Forecast shall include (i) the requested Delivery Dates for the Packaged Product within the Firm Commitment, (ii) the quantity of Packaged Product to be delivered and (iii) the lot numbers to be applied to such Packaged Product.

4.3                               Purchase Order.  AMAG shall submit Purchase Orders for the Firm Commitment at least sixty (60) days prior to the requested Delivery Date.  Purchase Order quantities may be requested, which are not equivalent to the Batch sizes specified in Exhibit B, but will be subject to batch change over charges as specified in Exhibit B.  Within ten (10) days of receipt of a Purchase Order, Catalent shall confirm acceptance of such Purchase Order in writing.  Catalent may not reject any Purchase Order that does not (i) exceed the then-current Firm-Commitment, (ii) materially shorten the delivery or performance schedule for Packaging, or (iii) materially alter the Specifications or Packaging, and may not unreasonably reject any other Purchase Order.  Catalent’s confirmation shall, as applicable, also confirm the Delivery Date or specify alternate Delivery Dates.

4.4                               Orders Greater than Forecast.  Catalent shall use its commercially reasonable efforts within its existing capacity to supply the quantity of Packaged Product ordered as set forth on the relevant Purchase Order, regardless of the quantity forecast by AMAG subject to the capacity limitations of Catalent’s Packaging equipment and the Facility.

4.5                               Amendment of Purchase Orders.  Catalent shall use commercially reasonable efforts to accommodate a request by AMAG to amend a Purchase Order to increase or decrease the quantity of Packaged Product to be delivered, provided, however, that the foregoing shall not affect or diminish AMAG’s liability under the Firm Commitment.  In the event such amendment causes an increase in Catalent’s cost to perform the Packaging, the Price shall be increased to reflect such increased cost.  Catalent shall notify AMAG of such cost increase promptly after Catalent’s receipt from AMAG of the amended Purchase Order, and the increase in such prices shall be effective for the first lot of Product Packaged after the implementation date of such amendment.

4.6                               Terms of Agreement Govern.  No modification or amendment to this Agreement shall be effected by or result from the receipt, acceptance, signing or acknowledgement of any party’s purchase orders, Catalent quotations, invoices, shipping documents or other business forms containing terms or conditions in addition to or different from the terms and conditions set forth in this Agreement, including but not limited to the payment and shipping terms.  The terms of this Agreement shall supersede any provision in any Purchase Order or other document that is in addition to or inconsistent with the terms of this Agreement.

4.7                               Changes to Specifications.  Should AMAG desire to change the Specifications, AMAG may propose a written amendment to this Agreement reflecting the desired changes.  In such case, Catalent will provide AMAG with any proposed changes in the price or the timing of Packaging occasioned by the change in the Specifications.  Such amendment will be binding on the parties only if approved by both parties in writing, and will reflect any such changes in the price or the timing of Packaging.

ARTICLE 5
MATERIALS

5.1                               Supply of Product.  AMAG shall supply to Catalent in accordance with Section 3.6 the Product in quantities sufficient to meet the requirements set forth in accepted Purchase Orders no later than fifteen (15) days before the scheduled Packaging date.  Catalent shall use the Product solely and exclusively for Packaging under this Agreement.

5.2                               Packaging Components.  Catalent shall be responsible for procuring, inspecting and releasing adequate Packaging components as necessary to meet Purchase Orders submitted by AMAG hereunder, unless otherwise agreed to by the parties in writing.  In certain instances, AMAG may require a specific supplier to be used for Packaging components.  In such event, the supplier shall be specified in the Specifications, and AMAG shall be responsible for the timeliness, quantity and quality of supply of such Packaging components.

5.3                               Reimbursement for Materials.  In the event of (A) a Specification change for any reason, (B) termination or expiration of this Agreement, or (C) obsolescence of any Packaging component, AMAG shall bear the cost of any unused Packaging components, plus a markup equal to [***] of Catalent’s [***] cost of such Packaging components for waste, material handling and administration fees, provided that Catalent purchased such Packaging components in quantities consistent with AMAG’s most recent Firm Commitment.

ARTICLE 6
REGULATORY

6.1                               Regulatory Authority Inspection.  Catalent hereby agrees to advise AMAG promptly of any proposed or unannounced inspection of the Product(s), Packaged Products or Packaging process or procedures by any Regulatory Authority and shall, promptly provide a report of the results of the inspection to AMAG.

6.2                               AMAG Technical Representative.  During the term of this Agreement, AMAG shall have the right to have one or more technical representatives present in the area of the Facility where the Packaging is being conducted during the Packaging process to (i) review the Packaging process; (ii) review any relevant records in connection with such Packaging process and assess its compliance with cGMP and the Specifications; and (iii) discuss any related issues with Catalent’s management personnel.  AMAG’s technical representatives, when on-site (including during any inspection conducted pursuant to Section 6.1), shall comply with Catalent’s rules and regulations.

6.3                               Audit; Reporting.  AMAG shall have the right during normal business hours, and upon at least ten (10) business days written notice to Catalent, to inspect and audit in a reasonable manner those portions of the Facility in which Packaging is conducted in order to ensure Catalent’s compliance with its obligations under this Agreement.  Not later than three (3) business days following the end of each calendar month, Catalent shall deliver to AMAG a written report (or provide AMAG with automated access to such information) in a form and manner reasonably acceptable to the parties, detailing shipping and inventory information for the AMAG Supplied Materials and the Packaged Product to include a summary of inventory held by Catalent as of the close of such calendar month, shipments received and made by Catalent during such month and any Packaged Product held by Catalent on a “bill and hold” basis.

6.4                               Product Information.  AMAG, at its expense, shall furnish Catalent with all available health, safety and environmental information concerning the Product to be Packaged by Catalent hereunder, including without limitation, material safety data sheets.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.5                               Product Loss.  Catalent shall store, handle and use the Product and other AMAG Supplied Materials in accordance with this Agreement and the terms of the Quality Agreement and shall use commercially reasonable efforts to minimize waste and loss of the Product and AMAG-Supplied Materials in the Packaging.  Subject to the foregoing, Catalent will not be liable for any defects in or losses of Packaged Product in each case to the extent caused by any Product or AMAG-Supplied Materials.  Notwithstanding, Catalent and AMAG agree that Catalent may experience certain ordinary and normal manufacturing losses of AMAG-Supplied Materials, Product or Packaged Product in Packaging the Product in accordance with the terms of this Agreement in an amount not to exceed [***] of the total Product Packaged during a Contract Year (the “Acceptable Manufacturing Loss”).  Catalent shall provide AMAG with a written report of any Acceptable Manufacturing Loss incurred in connection with the Packaging of each Batch promptly following the delivery of such Batch.  AMAG acknowledges that Catalent may reduce the quantity of Packaged Product in a Batch to be delivered pursuant to a Purchase Order issued under this Agreement to the extent of any Acceptable Manufacturing Loss actually incurred for such Batch and to the extent such reduction does not exceed the Acceptable Manufacturing Loss for Batches then-Packaged, and that such reduction will not be a breach of Section 4.1 of this Agreement.  Subject to the limitation of Article 12 and any amounts within the Acceptable Manufacturing Loss, Catalent also shall be responsible for the Replacement Cost (as defined in Exhibit D) of Product and AMAG-Supplied Materials to the extent of any damage, loss, theft or destruction while on Catalent’s premises, and not later than thirty (30) days following the end of each Contract Year, Catalent shall provide AMAG with a detailed accounting of any Acceptable Manufacturing Loss actually incurred during such Contract Year together with a payment representing the Replacement Cost for the losses of Product or AMAG-Supplied Materials, if any, that in the aggregate exceed the Acceptable Manufacturing Loss for such Contract Year (any such payment under this Section 6.5, a “Product Loss Payment”).

6.6                               Regulatory Compliance.  AMAG shall be solely responsible for all permits and licenses required by any Regulatory Authority with respect to the Product and the Packaging under this Agreement, including any product licenses, applications and amendments in connection therewith.  Catalent shall be responsible to maintain all permits and licenses required by any Regulatory Authority with respect to the Facility.  The parties shall enter into a Quality Agreement in the form attached hereto as Exhibit C contemporaneously with this Agreement.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including but not limited to allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.  During the term, Catalent shall assist AMAG with all regulatory matters relating to Packaging under this Agreement, at AMAG’s request and at AMAG’s expense.  Each party intends and shall cooperate to satisfy all Applicable Laws relating to Packaging under this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 7
TESTING; SAMPLES

7.1                               Sampling and Testing of Packaged Products.  AMAG is responsible for all sampling and testing of the Packaged Products to assure that the Packaged Products are in conformity in all material respects with the Specifications.  AMAG, upon receipt of Packaged Products from Catalent, shall have ten (10) days to inspect or otherwise evaluate such Packaged Products.  Any Packaged Product that is not rejected by AMAG within thirty (30) days of receipt from Catalent shall be deemed to have been accepted by AMAG.  In the event AMAG rejects such delivery, AMAG shall send to Catalent, via overnight delivery service or certified mail, return receipt requested, within three (3) days of discovery of the defect, a notice of rejection along with samples of the rejected Packaged Products.  In the event Catalent agrees with AMAG’s rejection of the Packaged Product Catalent, at its expense, shall repackage such Product in accordance with Section 7.2.  If Catalent does not agree with AMAG’s determination that the Packaged Products are non-conforming, the rejected Packaged Products shall be submitted to a mutually acceptable third party testing laboratory, which shall determine whether such Products at the time of delivery did conform to the Specifications and were manufactured in accordance with the terms of this Agreement and the Quality Agreement.  The parties agree that such testing laboratory’s determination shall be final and the costs of such testing shall be paid by the non-prevailing party.

7.2                               Replacement of Defective Packaged Products.  Subject to the terms of this Agreement (including Section 7.1 and Article 12), at the written request of AMAG, Catalent shall replace, at its sole expense the Packaging for all defective Packaged Products above the Acceptable Manufacturing Loss that do not comply with the representations and warranties of Catalent set forth in Section 8.1.  In the event that Catalent is required to replace such defective Packaged Products, such replacement shall include (i) providing and bearing the cost for all services necessary to replace all defective Packaged Products and (ii) the Packaging components necessary to Package replacement Packaged Product, and (iii) [***] for the production of such replacement Packaged Product.  Such replacement Packaged Product shall be delivered by Catalent to AMAG as soon as reasonably possible but in no event later than the delivery date for the next subsequent Batch of Packaged Product to be delivered by Catalent.  THE REPLACEMENT BY CATALENT OF ANY DEFECTIVE PACKAGED PRODUCT IN ACCORDANCE WITH THE TERMS OF SECTION 7.2 SHALL BE AMAG’S EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PACKAGED PRODUCT AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AS TO SUCH DEFECTIVE PACKAGED PRODUCTS.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1                               Catalent.  Catalent represents and warrants to AMAG that:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A.                                    The Packaging and Packaged Products provided hereunder at the time of delivery (i) shall comply with the Specifications, the Quality Agreement and Applicable Laws, (ii) will not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, and (iii) not be articles that, under the provisions of such Act, may not be introduced into interstate commerce;

B.                                    Catalent will render the Packaging in accordance with high professional standards, and that the Packaging will be completed in conformance with the terms of this Agreement, the Quality Agreement and any Purchase Order issued hereunder;

C.                                    Catalent will not perform the Packaging using any employee that has been debarred by a Regulatory Authority, or, to the best of its knowledge, is the subject of debarment proceedings by a Regulatory Authority.

8.2                               AMAG.  AMAG represents and warrants to Catalent that:

A.                                    The Product and any other AMAG-Supplied Materials (i) shall comply with all applicable Specifications, (ii) shall have been produced and delivered in compliance with Applicable Laws and the Quality Agreement, and (iii) in particular, the artwork and label supplied by AMAG shall have been reviewed and approved by AMAG and will comply with Applicable Laws;

B.                                    It has (or shall have, prior to Catalent’s delivery to AMAG) obtained all permits, licenses or authorizations from any applicable Regulatory Authority necessary or required for the sale, marketing or entering into commerce of any Product and Packaged Product;

C.                                    It has all necessary authority and right, title and interest in and to any patents, inventions and developments related to the Products and the Packaging of the Products.

D.                                    Unless otherwise agreed by the parties in writing, AMAG has (1) provided all complete and accurate scientific data, safe handling instructions, health and environmental information and material safety data sheets regarding the Product and regarding the Packaging and AMAG’s written requirements for the Packaging, (2) provided Catalent with complete and accurate information necessary to develop the scope of work, and estimated or fixed costs for the Packaging, (3) reviewed and approved all Specifications, and (4) if applicable, prepared all submissions regarding the Packaging to Regulatory Authorities.

E.                                      AMAG shall comply with all Applicable Laws applicable to AMAG’s performance under this Agreement and to the subsequent transport, use, sale, storage, and disposal of the Packaged Product.

8.3                               Mutual.  Each party hereby represents and warrants to the other party that:

A.                                    Existence and Power.  Such party (1) is duly organized, validly existing and in good standing under the laws of the state in which it is organized, (2) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (3) is in compliance with all requirements of

Applicable Laws, except to the extent that any noncompliance would not materially adversely affect such party’s ability to perform its obligations under the Agreement;

B.                                    Authorization and Enforcement of Obligations.  Such party (1) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (2) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

C.                                    Execution and Delivery.  This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms;

D.                                    No Consents.  All necessary consents, approvals and authorizations of all Regulatory Authorities and other persons required to be obtained by such party in connection with the Agreement have been obtained; and

E.                                      No Conflict.  The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (1) do not conflict with or violate any requirement of Applicable Laws; and (2) do not materially conflict with, or constitute a material default or require any consent under, any contractual obligation of such party.

8.4                               Limitations.  THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 8 ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 9
CONFIDENTIALITY AND NON-USE

9.1                               Mutual Obligation; Permitted Disclosures.

A.                                    Catalent and AMAG agree that they shall not use the other party’s Confidential Information (defined below) except as necessary for the receiving party to perform its obligations under this Agreement or disclose the other party’s Confidential Information to any third party without the prior written consent of the other party except as required by law, regulation or court or administrative order; provided, however, that prior to making any such legally required disclosure, the party making such disclosure shall give the other party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances.

B.                                    Notwithstanding the terms of Section 9.1(A), each party may disclose the other party’s Confidential Information to any of its Affiliates that (i) need to know such Confidential Information for the purpose of performing under this Agreement, (ii) are advised of the contents of this Article, and (iii) agree to be bound by the terms of this Article.  Further, AMAG may disclose the terms of this Agreement to existing or potential acquirors, merger candidates, collaborators, or other financial institutions or investors provided that (a) AMAG will ensure that any such recipient is subject to a confidentiality agreement having terms at least as restrictive as those contained herein, and (b) that AMAG remains as guarantor for the recipient’s performance.

C.                                    Notwithstanding the terms of Section 9.1(A), each party may disclose Confidential Information of the other party to the extent such disclosure (i) is required by an order of a court or other government agency, (ii) is required to comply with applicable governmental regulations (including as may be required in any filings made with the U.S. Securities and Exchange Commission or any other securities regulatory authority in any country or jurisdiction), or (iii) is required to comply with the regulations of any securities exchange on which securities of such party are traded; provided, that if a party is required to make any such disclosures of the other party’s Confidential Information it will give reasonable advance notice to the other party sufficient to allow such other party to seek confidential treatment of such Confidential Information.

9.2                               Definition.  As used in this Agreement, the term “Confidential Information” includes all such information furnished by Catalent or AMAG, or any of their respective representatives or Affiliates, to the other or its representatives or Affiliates, whether furnished before, on or after the date of this Agreement and furnished in any form, including but not limited to written, verbal, visual, electronic or in any other media or manner.  Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either party, or any of their respective representatives, containing or based in whole or in part on any such information furnished by the other party or its representatives.  Confidential Information also includes the existence of this Agreement and its terms (which shall be deemed to be the Confidential Information of each party).

9.3                               Exclusions.  Notwithstanding Section 9.2, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, or (B) is already known by the receiving party at the time of disclosure as evidenced by the receiving party’s written records, or (C) becomes available to the receiving party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (D) was or is independently developed by or for the receiving party without reference to the Confidential Information, as evidenced by the receiving party’s written records.

9.4                               No Implied License.  The receiving party shall obtain no right of any kind or license under any patent application or patent by reason of this Agreement.  All Confidential Information shall remain the sole property of the party disclosing such information or data.

9.5                               Return of Confidential Information.  Upon expiration or termination of this Agreement, the receiving party shall, upon request, promptly (but in any case within thirty (30) days) return all such information, including any copies thereof, and cease its use or, at the request of the disclosing party, shall promptly destroy the same and certify such destruction to the disclosing party; except for a single copy thereof, which may be retained for the sole purpose of determining the scope of the obligations incurred under this Agreement.

9.6                               Survival.  The obligations of this Article 9 shall terminate five (5) years from the expiration or termination of this Agreement.

ARTICLE 10
TERM AND TERMINATION

10.1                        Term.  The term of this Agreement, unless sooner terminated as provided below, shall begin on the Effective Date and shall continue in effect for a period of [***] (the “Initial Term”).  Thereafter, this Agreement will renew automatically for successive [***] periods (each, a “Renewal Term”), unless either party provides written notice of its desire not to renew not less than [***] prior to the end of the Initial Term or then-current Renewal Term, as applicable.

10.2                        Termination.  Either party shall have the right to immediately terminate this Agreement if (A) the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within thirty (30) days; or (B) if the other party materially breaches any of the provisions of this Agreement, and such breach is not cured within thirty (30) days after the giving of written notice.  Additionally, AMAG may terminate this Agreement for any or no reason with ninety (90) days’ prior written notice to Catalent.

10.3                        Effect of Termination.  Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination.  In the event of any termination, Catalent shall promptly return (A) any remaining inventory of materials received from AMAG or AMAG’s suppliers, (B) all packaging components paid for by AMAG, (C) all remaining inventories of the Product; and (D) any other Product or material being stored for AMAG, to AMAG at AMAG’s expense.  Catalent shall have no obligation to return the foregoing until all outstanding undisputed invoices sent by Catalent to AMAG have been paid in full.  AMAG shall also be required to pay, at the applicable price set forth in the relevant Purchase Order for completed but not yet shipped Packaged Products, Packaged Products in process and Packaged Products shipped but not yet invoiced.  In the event AMAG breaches or terminates this Agreement or any Purchase Order, (other than as a result of a breach by Catalent), AMAG shall also be required to pay Catalent for its direct cost of all materials purchased by Catalent for Packaging plus an administrative fee of fifteen percent (15%) of such amount.  AMAG shall specify the location in the continental United States to which delivery, at AMAG’s expense, of the foregoing is to be made.  Confidential Information exchanged between AMAG and Catalent shall be promptly returned upon termination of the Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 11
INDEMNIFICATION

11.1                        Indemnification by Catalent.  Catalent shall indemnify and hold harmless AMAG, its Affiliates, and their respective directors, officers, employees and agents (“AMAG Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) in connection with any suit, demand or action by any third party (“Losses”) to the extent arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement; (B) any negligence or willful misconduct by Catalent or (C) any actual or alleged infringement or violation of any patent, trade secret, copyright, trademark or other proprietary rights provided by Catalent to perform the Packaging; except, in each case, to the extent that any of the foregoing arises out of or results from any claim for which AMAG is obligated to indemnify any Catalent Indemnitee under Section 11.2.

11.2                        Indemnification by AMAG.  AMAG shall indemnify and hold harmless Catalent, its Affiliates, and their respective directors, officers, employees and agents (“Catalent Indemnitees”) from and against all Losses to the extent arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement; (B) any manufacture, shipping, sale, promotion, distribution, use of or exposure to the Product, Packaged Product or any materials supplied by AMAG, including, without limitation, product liability or strict liability; (C) AMAG’s exercise of control over the Packaging to the extent that AMAG’s instructions or directions violate Applicable Law; (D) any negligence or willful misconduct by AMAG (including by AMAG’s technical representatives at the Facility); except, in each case, to the extent that any of the foregoing arises out of or results from any claim for which Catalent is obligated to indemnify any AMAG Indemnitee under Section 11.1.

11.3                        Indemnification Procedures.  All indemnification obligations in this Agreement are conditioned upon the party seeking indemnification: (A) promptly notifying the indemnifying party of any claim or liability of which the party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party is prejudiced by such failure; (B) granting the indemnifying party the right, at such indemnifying party’s election, to conduct and control the defense of such claim or proceeding; (C) cooperating with the indemnifying party in the defense of any such claim or liability (at the indemnifying party’s expense); and (D) not compromising or settling any claim or liability without prior written consent of the indemnifying party.

ARTICLE 12
LIMITATION OF LIABILITY

12.1                        (a)                                  IN NO EVENT SHALL CATALENT’S LIABILITY FOR ANY CLAIMS, LOSS, DESTRUCTION, DAMAGE, COSTS, OR EXPENSES OF PRODUCT OR OTHER AMAG-SUPPLIED MATERIALS UNDER THIS AGREEMENT (ABOVE THE

ACCEPTABLE MANUFACTURING LOSS) EXCEED [***] DURING ANY [***], PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY SUCH LOSSES ARISING FROM CATALENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; AND

(b)                                  IN NO EVENT SHALL CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT DURING [***] EXCEED [***] DURING THE [***] PERIOD PRECEDING THE INCIDENT(S) GIVING RISE TO THE APPLICABLE LOSSES, PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY LOSSES ARISING FROM CATALENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12.2                        NOTWITHSTANDING SECTION 12.1, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES, DAMAGES, COSTS OR EXPENSES OF ANY NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUES, PROFITS, DATA OR USE, WHETHER IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 13
INSURANCE

13.1                        Catalent Insurance.  Catalent shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement:

A.                                    Commercial General Liability insurance with a per-occurrence limit of not less than $1,000,000;

B.                                    Products and Completed Operations Liability insurance with a per-occurrence limit of not less than $5,000,000;

C.                                    Workers’ Compensation and Employer’s Liability insurance, with statutory limits for Workers’ Compensation and Employer’s Liability limits of $1,000,000 per accident; and

D.                                    Professional Services Errors & Omissions Liability insurance with per-claim and aggregate limits of not less than $1,000,000.

The parties hereby acknowledge and agree that Catalent may self-insure all or any portion of the required insurance.  In the event that any of the required policies of insurance are written on a claims-made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than three (3) years following the expiration or termination of this Agreement.  Catalent shall furnish to AMAG a certificate of insurance or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

other evidence of the required insurance and additional insured status as soon as practicable after the Effective Date and within thirty (30) days after renewal of such policies.  Each insurance policy which is required under this Agreement, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII.

13.2                        AMAG Insurance.  AMAG shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement:

A.                                    General Liability Insurance with a per occurrence limit of not less than $1,000,000;

B.                                    Products and Completed Operations Liability Insurance (including coverage for Products used in clinical trials) with a per occurrence limit of not less than $10,000,000; and

C.                                    Workers’ Compensation and Employers Liability insurance, with statutory limits for Workers’ Compensation and Employer’s Liability limits of $1,000,000 per accident.

D.                                    All risk Property Insurance, including transit coverage, in an amount equal to the manufacturing cost, covering AMAG’s property while it is at Catalent’s facilities or in transit to or from Catalent’s facilities.

AMAG shall maintain levels of insurance sufficient to meet its obligations under this Agreement.  In the event that any of the required policies of insurance are written on a claims-made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than three (3) years following the expiration or termination of this Agreement.  AMAG shall obtain a waiver from any insurance carrier with whom AMAG carries Property Insurance releasing its subrogation rights against Catalent.  AMAG shall not have any obligation to first seek reimbursement for any property claim or portion thereof from its insurance carrier for any amount payable by Catalent under this Agreement due to the negligence or willful misconduct of Catalent or material breach by Catalent resulting in a property claim, provided that AMAG will not be entitled to recover from Catalent any loss that could be recovered from AMAG’s Property Insurance policy to the extent of the coverage available.  Further, AMAG will refund to Catalent any and all amounts paid by Catalent pursuant to this Agreement which are subsequently recovered under AMAG’s Property Insurance policy.  AMAG shall obtain a waiver from any insurance carrier with whom AMAG carries Workers’ Compensation insurance releasing its subrogation rights against Catalent.  Catalent Pharma Solutions, Inc. and its Affiliates shall be named as additional insureds under the Products and Completed Operations Liability and General Liability insurance policies with respect to the products and completed operations outlined in this Agreement.  AMAG shall furnish certificates of insurance evidencing the required insurance policies and additional insured status to Catalent as soon as practicable after the Effective Date and within thirty (30) days after renewal of such policies.  Each insurance policy that is required under this Agreement shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII.  AMAG will provide Catalent prompt advance written notice of cancellation or non-renewal of any of the polices enumerated in (A) through (D) of this Section.

ARTICLE 14
INTELLECTUAL PROPERTY

14.1                        Definitions.  For the purposes hereof, “AMAG IP” means all intellectual property and embodiments thereof owned by or licensed to AMAG as of the date hereof or developed by AMAG other than in connection with this Agreement.  “Catalent IP” means all intellectual property and embodiments thereof owned by or licensed to Catalent as of the date hereof or developed by Catalent other than in connection with this Agreement.  “Invention” means any intellectual property developed by either party (whether solely or jointly) during the term of this Agreement in connection with the performance of this Agreement, “API Inventions” means any Invention that related exclusively to the AMAG IP or AMAG’s Product or API, and “Process Inventions” means any Invention, other than an API Invention, that relates exclusively to the Catalent IP or relates to developing, formulating, manufacturing, filling, processing, packaging, analyzing or testing pharmaceutical products generally.

14.2                        Catalent IP; Process Inventions.  All Catalent IP and Process Inventions shall be owned solely by Catalent.  AMAG agrees to assign and does hereby assign to Catalent all of AMAG’s right, title and interest in and to such Process Inventions.  Catalent hereby grants to AMAG a [***] license under the Process Inventions to use, sell, offer for sale, and import the Products.  No right to the Catalent IP is granted to AMAG under this Agreement.

14.3                        Other Inventions.  All Inventions other than Process Inventions (including without limitation the API Inventions), if any, shall be owned solely by AMAG.  Catalent agrees to assign and does hereby assign to AMAG all of Catalent’s right, title and interest in and to such Inventions.  No right to the AMAG IP is granted to Catalent under this Agreement except AMAG hereby grants to Catalent a non-exclusive, non-transferable, royalty-free license to use AMAG IP and any API Inventions solely to the extent necessary for Catalent to perform its obligations under this Agreement at the Facility.

14.4                        Further Actions.  The parties shall cooperate to achieve the allocation of rights to Inventions anticipated herein and each party shall be solely responsible for costs associated with the protection of its intellectual property.

ARTICLE 15
NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered if sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

To AMAG:	AMAG Pharmaceuticals, Inc.
100 Hayden Avenue
Lexington, MA 02421
Attn: General Counsel
Facsimile: (617)-812-7661

With a copy to:	AMAG Pharmaceuticals, Inc.
61 Mooney Street
Cambridge, MA 02138
Attn: Material Control Manager
Facsimile: (617) 649-1614

To Catalent:	Catalent Pharma Solutions, LLC
Packaging Services
3001 Red Lion Road
Philadelphia, PA 19114
Attn: President, Packaging
Facsimile: (215) 613-3000

With a copy to:	Catalent Pharma Solutions, LLC
14 Schoolhouse Road
Somerset, NJ 08873
Attn: General Counsel
Facsimile: (732) 537-6491

ARTICLE 16
MISCELLANEOUS

16.1                        Entire Agreement; Amendments.  This Agreement, the Exhibits and any amendments thereto constitute the entire understanding between the parties and supersede any contracts, agreements or understanding (oral or written) of the parties with respect to the subject matter hereof.  No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise provided in this Agreement.

16.2                        Captions.  The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement

16.3                        Further Assurances.  The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

16.4                        No Waiver.  Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances shall not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

16.5                        Severability.  If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement shall continue in full force and effect.

16.6                        Independent Contractors.  The relationship of the parties is that of independent contractors, and neither party shall incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement.  Nothing in this Agreement is intended to create or shall be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.

16.7                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.  Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent, assign this Agreement to an Affiliate or to a successor to substantially all of the business or assets of the assigning company.  For the avoidance of doubt, this Agreement may be assigned or transferred in the event of a change in control of a party, whether by merger, stock or asset sale or other transaction.

16.8                        Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New Jersey, excluding its conflicts of law provisions.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

16.9                        Alternative Dispute Resolution.  If any dispute, controversy or disagreement (“Dispute”) arises between the parties, such Dispute shall be presented to the respective presidents or senior executives of Catalent and AMAG for their consideration and resolution.  If such parties cannot reach a resolution of the Dispute within twenty (20) days, then such Dispute shall be resolved by binding alternative dispute resolution in accordance with the then existing commercial arbitration rules of CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017.  Arbitration shall be conducted in the jurisdiction of the defendant party.  Notwithstanding anything in this Section 16.9, each party shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

16.10                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

16.11                 Publicity.  Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws or by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

16.12                 Survival.  The rights and obligations of the parties shall continue under Articles 9 (Confidentiality), 11 (Indemnification) (including the terms of Article 8 solely as applicable to any claim under Article 11), 12 (Limitation of Liability), 13 (Insurance), to the extent expressly stated therein, 14 (Intellectual Property), 15 (Notice), 16 (Miscellaneous) and Sections 7.1 (as to Packaged Product delivered prior to such termination date) and 10.3 (Effect of Termination), notwithstanding expiration or termination of this Agreement.

16.13                 Guaranty.  In consideration of the covenants and rights granted under this Agreement and to induce AMAG to enter into this Agreement, Calatent Pharma Solutions, Inc. (“CPS”) hereby unconditionally guarantees in favor of AMAG the full payment by Catalent of [***] obligations of Catalent [***] due (if any) from Catalent under [***] of this Agreement, subject to the terms and limitations of this Agreement (including Article 12) (the “Guaranty”).  The Guaranty shall be enforceable against CPS [***].  CPS understands and acknowledges that its obligations under this Section 16.13 are its absolute and independent obligations as primary obligor.  The Guaranty is an absolute and continuing guaranty and shall be binding upon and enforceable against CPS, subject to the underlying defenses (including but not limited to the validity or enforceability of the obligation hereunder or of any term of this Agreement), affirmative defenses, counterclaims, offsets, Limitations of Liability and other rights of Catalent, but without regard to (i) any merger or consolidation of Catalent or any of its Affiliates or CPS into or with any other corporation or entity, (ii) any change in the ownership of CPS; or (iii) any bankruptcy or insolvency of Catalent or its Affiliates.

16.14                 Force Majeure.  Except as to payments required under this Agreement, neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, regulation or law or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of suppliers, public utilities or common carriers; provided however, that the party seeking relief hereunder shall immediately notify the other party of such cause(s) beyond such party’s reasonable control.  The party that may invoke this section shall use all reasonable endeavors to reinstate its ongoing obligations to the other.  If the cause(s) shall continue unabated for sixty (60) days, then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from this force majeure.

[SIGNATURE PAGE FOLLOWS]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, AMAG and Catalent have executed this Agreement as of the date first set forth above.

AMAG PHARMACEUTICALS, INC.		CATALENT PHARMA SOLUTIONS, LLC

By:	/s/David Arkowitz	By:	/s/Benoit Cossart

Name:	David Arkowitz	Name:	Benoit Cossart

Title:	CFO/CBO	Title:	VPAM

Guarantor (solely for purposes of Section 16.13):

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ David Heyens

Name:	David Heyens

Title:	Group President Packaging Services

[SIGNATURE PAGE TO COMMERCIAL PACKAGING SERVICES AGREEMENT]

AMAG and CATALENT

Comml Packaging of Ferumoxytol

May 29, 2009

Exhibit A

Specifications

1 – Assembly in One (1) Count Cartons:

•      Primary

•      Place vial on labeler. Apply label and code with lot number and expiration date.

•      Pack into WIP container for further packout.

•      Secondary

•      Place vial on labeler. Apply label and code with lot number and expiration date.

•      Hand load one (1) labeled vial and one (1) insert per carton.

•      Code carton with lot number and expiration date.

•      Pack one hundred (100) cartons per shipper and label shipper

2 – Assembly in Ten (10) Count Cartons:

•      Primary

•      Place vial on labeler. Apply label and code with lot number and expiration date.

•      Pack into WIP container for further packout.

•      Secondary

•      Hand form carton.

•      Assemble egg crate partition and place inside carton.

•      Load ten (10) labeled vials and two (2) inserts per carton

•      Code carton with lot number and expiration date.

•      Pack ten (10) cartons per shipper and label.

3 –Drawings:

•      Primary

•      All labels and related packaging to conform with cartoon and label drawings attached to this Exhibit A.

Ten (10) pages of drawings to follow.

[Remainder of exhibit contains 10 graphic drawings.]

AMAG and CATALENT

Comml Packaging of Ferumoxytol

May 29, 2009

Exhibit B

Price

Pricing Matrix to Exhibit B — AMAG/Catalent Packing Services Agreement

Product	Anticipated Standard Batch Size of Product	Production Campaign	Price per Vial for One (1) Count Cartons	Batch change-over charge (Applies for each Batch used in a Production Campaign)	Price per Vial for Ten (10) Count Cartons	Batch change-over charge (Applies for each Batch used in a Production Campaign)
5ml vials	[***] vials	[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	Quoted Separately	Quoted Separately	$[***]	$[***]
		[***] - [***] vials	Quoted Separately	Quoted Separately	$[***]	$[***]

10ml vials	[***] vials	[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	$[***]	$[***]
		[***] - [***] vials	Quoted Separately	Quoted Separately	$[***]	$[***]
		[***] - [***] vials	Quoted Separately	Quoted Separately	$[***]	$[***]

20ml vials	[***] vials	[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	$[***]	$[***]	Not Applicable	Not Applicable
		[***] - [***] vials	Quoted Separately	Quoted Separately	$[***]	$[***]
		[***] - [***] vials	Quoted Separately	Quoted Separately	$[***]	$[***]

The capitalized terms in this Exhibit B Pricing Exhibit which are not otherwise defined herein shall have their respective meanings set forth in the Commercial Packaging and Services Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PRICING KEY:

“Batch Size” represents the number of vials within a Batch during one cycle of production.

“Batch Change-Over Charge” represents the charge for clean-up and set-up of the Catalent production room for each new additional Batch processed during a Production Campaign.

“Production Campaign” represents the number of vials from a Batch Size under a Purchase Order.

“Vials” (“vial(s)”) represent the units of Product.

EXAMPLE 1:

Purchase Order A:  [***] 5ml Vials — 1 Count Cartons

Product = 5ml Vial

Production Campaign = [***] vials (Comprised of [***] vials from Batch 1 and [***] vials from Batch 2)

Price per Vials @ 1 Count Cartons = $[***]

Batch Change Over Charge:

Batch 1 = Not Applicable

Batch 2 = $[***] (new Batch under same Production Campaign as Batch 1)*

*Note — no further Batch Change Over Charge applicable to Batch 2 unless and until a new Purchase Order is issued for more than [***] vials which would require fulfillment using a new Batch of Product.

Total Charges Purchase Order A:

Production Charge = $[***] ($[***] per x [***])

Change Over Charge = $[***]

Net = $[***]

The above example is presented for illustrative purposes only

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXAMPLE 2:

Purchase Order B:  [***] 20ml Vials — 10 Count Cartons

Product = 20ml Vial

Production Campaign = [***] vials (Comprised of 6 separate Batches (1-6) of [***] vials each)

Price per Vials @ 10 Count Cartons = $[***]

Batch Change Over Charge: $[***] (comprised of $[***] x 5 additional Batches under Production Campaign)

Batch 1 = Not Applicable

Batches 2-6 = $[***]/each

Total Charges Purchase Order B:

Production Charge = $[***] ($[***] x [***] vials)

Change Over Charge = $[***]

Net = $[***]

The above example is presented for illustrative purposes only

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXAMPLE 3:

Purchase Order C:

[***]:  5ml Vials — [***] 1 Count Cartons;

10ml Vials [***] 10 Count Cartons

Product = 5ml and 10ml Vials

Production Campaign = [***] vials  5ml 1 count cartons; [***] vials 10ml 10 count cartons

Price per 5ml Vials @ 1 Count Cartons = $[***]

Price per 10ml Vials @ 10 Count Cartons = $[***]

Batch Change Over Charge: $[***] (comprised of $[***] x 1 additional 10ml Batch under Production Campaign)

5ml vials @ 1 count cartons — Batch 1 = Not Applicable

10ml vials @ 10 count cartons —

Batch 1 (1 count) = Not Applicable

Batch 1 (10 count) = Not Applicable

Batch 2 (10 count) = $[***]/each

Total Charges Purchase Order C:

Production Charge = $[***]

$[***] ($[***] x [***] vials)

$[***] ($[***] x [***])

Change Over Charge = $[***]

Net = $[***]

The above example is presented for illustrative purposes only

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Additional cost items:

•                  Validation- No charge if Catalent’s standard validation is used.  For custom validation needs, cost will be determined based on customer requirements.

•                  Project Management and Engineering- Standard Project Management and Engineering will be provided at no charge.

•                  Dedicated Customer Service team will be provided to manage your account.

•                  Tooling-additional (if needed).  Tooling will be invoiced as follows: 50% upon receipt of order, and balance of 50% at receipt of tooling.

•                  Note: No tooling needed for Newman Labeler

•                  Carton prep and plate- $[***] per color per carton

•                  Carton dies- $[***] each die

•                  Insert and labels prep and plate-$[***] per color per label

•                  Label dies- $[***] each label size

•                  Label Plates - $[***] per label

All amounts are expressed in USD

All pricing set forth above is based on expectations of total annual volume of [***] vials.  While there are no guaranteed minimums, if the annual aggregate volume of vials ordered falls below [***] vials at any point the parties will meet to negotiate in good faith any volume-related price adjustments as the parties may mutually agree in writing.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMAG and CATALENT

Comml Packaging of Ferumoxytol

May 29, 2009

Exhibit C

Date:  06 APR 2009

QUALITY AGREEMENT

Quality Agreement for the Product/Service:

This document constitutes the Quality Agreement (“Agreement”) between Catalent Pharma Solutions, LLC (“Catalent”) and AMAG Pharmaceuticals, Inc. (“Client”) for commercial packing services (“Packaging Services”) as set forth in the Commercial Packaging Services Agreement between Catalent and Client (“Packaging Services Agreement”).

This Agreement defines the individual responsibilities of the Catalent and Client.  Specifically, this Agreement defines which party is responsible for the cGMP aspects of packaging, storage and release, as applicable.  Furthermore, this Agreement specifies the way in which the batches will be released to ensure compliance with the approved product specifications.

This Agreement is composed of a detailed checklist (see “Responsibilities” list below) of the activities associated with contract packaging, storage, release, distribution and certain other regulatory requirements.  Responsibility for each activity is assigned to either Catalent or to Client in the appropriate tick box.  In the event of a conflict between any provisions of the Quality Agreement and Packaging Services Agreement, with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern.  In the event of a conflict between any of the provisions of the Packaging Services Agreement and the Quality Agreement with respect to any commercial matters, including but not limited to allocation of risk, liability and financial responsibility, the provisions of this Packaging Services Agreement shall govern.  The term of this Agreement shall be concurrent with the term of the Packaging Services Agreement as defined therein.

Catalent Pharma Solutions, LLC 14 Schoolhouse Road Somerset, NJ 08873 through its Packaging Services Group located at 3001 Red Lion Road Philadelphia, PA 19114	AMAG Pharmaceuticals, Inc. 100 Hayden Avenue Lexington, MA 02421

/s/ Gregory Lane	/s/ Kevin D. Giles
Quality Head	Quality Head

/s/ Dir, Quality Assurance	/s/ Sr. Dir QA
Name and Title	Name and Title

/s/ Gregory Lane 06 APR 09	/s/ Kevin Giles 08 APR 2009
Signature/Date	Signature/Date

Name/Title/Signature/Date	Name/Title/Signature/Date

For purposes of this Quality Agreement, the following definitions shall apply:

A.                                  “API” shall mean the active pharmaceutical ingredient used in the manufacture of the Product as identified in the Specifications.

B.                                    “Applicable Laws” means all laws, ordinances, rules and regulations within the Territory applicable to the Processing of the Product and the obligations of Packaging Services or Customer, as the context requires, including, without limitation, (i) all applicable federal, state and local laws and regulations of each Territory; (ii) the U.S. Federal Food, Drug and Cosmetic Act, and (iii) the “GMPs.”  Applicable Laws shall also include all laws, ordinances, rules and regulations applicable in Territories added to this Quality Agreement after the Effective Date of this Agreement, solely to the extent Client or its designee has provided written copies of such laws to Packaging Services prior to Packaging Services’ Processing Product under this Quality Agreement for such additional Territories added after the Effective Date.  Copies of all laws shall be in the English language.

C.                                    “Facility” means the Packaging Services facility located at:

3001 Red Lion Road
Philadelphia, PA 19114

D.                                   “FDA” shall mean the United States Food and Drug Administration, and any successor entity thereto.

E.                                     “GMPs” mean the current Good Manufacturing Practices for Finished Pharmaceuticals promulgated by the FDA, as amended from time to time.  GMPs shall also include good manufacturing practice regulations promulgated by a Regulatory Authority in a Territory added to this Agreement after the Effective Date of this Agreement, solely to the extent Client or its designee has provided written copies of such regulations to Packaging Services prior to Packaging Services’ Processing Product under this Quality Agreement for such additional Territories added after the Effective Date.  Copies of all laws shall be in the English language.

F.                                     “Marketing Application” shall mean an application for marketing authorization which has not yet been approved by the FDA or other Regulatory Authority, including without limitation, FDA New Drug Application, FDA Abbreviated New Drug Application, and other similar marketing applications promulgated by Regulatory Authorities.

G.                                    “Marketing Authorizations” shall mean any approved application for marketing authorization including without limitation, FDA New Drug Application, FDA Abbreviated New Drug Application, and other similar marketing applications promulgated by Regulatory Authorities.

H.                                   “Process” or “Processing” means the sterile compounding, filling, producing and/or packaging of the Raw Materials into Product in accordance with the Specifications and the terms and conditions set forth in the Packaging Services Agreement and this Quality Agreement.

I.                                        “Product” shall mean the Product identified on the first page of this Quality Agreement.

J.                                       “Regulatory Authority” shall mean the FDA and any other Regulatory Authority within a Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of the Product.

K.                                   “Specifications” means the procedures, requirements, standards, quality control testing, other data and scope of services set forth in the Packaging Services Agreement.

L.                                     “Standard Operating Procedures” shall mean the standard operating procedures in effect at Catalent which have been approved by Catalent’s Quality Assurance department and which are applicable to the Processing.

M.                                “Territories” shall mean the Unites States of America and any other country which the parties agree in writing to add to this Quality Agreement from time to time.

	Responsibilities	Catalent	Client
1	COMPLIANCE REQUIREMENT
1.1	Package and hold the product(s) in accordance with all applicable FDA requirements and/or applicable regulatory agencies	X
1.2	Welcome Client audits at mutually agreed upon times of relevant premises, procedures and documentation as well as inspections by Regulatory Authorities	X
1.3	Refrain from subcontracting any of the work to a third party without Client’s prior written approval.	X	X
1.4	Provide information in support of regulatory requirements in accordance with the terms of the applicable Service Agreement.	X
1.5	Notify Client and obtain prior written approval as applicable of any proposed changes to the facilities, equipment, materials or testing that directly impacts the Packaging Services	X	X
1.6

Provide copies of any FDA Form 483, Warning Letter or other official communication from applicable regulatory agencies directly relating to the Packaging Services, Product or the facilities used to package or hold the Product within 5 business days of receipt as well as all subsequent responses

X
1.7	Notify Catalent within 48 hours of any recall and/or confirmed stability failure of the Product that might be attributed to the packaging of the product.		X
1.8

Notify Client within 48 hours of any applicable regulatory agency request for product samples, batch records, notice of inspections for any products supplied to Client and provide Client with daily summary reports of applicable aspects of inspection.

X
1.9

Warrant that it is not debarred under the U.S. Generic Drug Enforcement Act of 1992 and will not knowingly employ or use the services of any individual who is debarred or who has engaged in activities that could lead to being debarred.

		X	X

	Responsibilities	Catalent	Client
1.10	Perform and maintain validations relevant to the Packaging Services in accordance with cGMP requirements and Catalent requirements, including process and cleaning validations.	X
1.11	Mutually agree upon and approve all product specific protocols and validations.	X	X
1.12	Conduct operations in compliance with applicable environmental, occupational health and safety laws and regulations.	X
1.13	Assist Client in the investigation and resolution of medical and non-medical product complaints related to the Packaging Services within thirty days.	X
1.14

Notify Client immediately of any requests for information, notices of violations or other communication from any government agency relating to environmental, occupational health and safety compliance, to the extent it directly impacts the Packaging Services.

X
1.15	Notify Client immediately of any incident affecting compliance with environmental, occupational health and safety laws, to the extent they directly impact the Packaging Services.	X
1.16	Pull samples when requested for stability testing as defined in the approved Master Packaging Instructions.	X	X
1.17

Issue and follow-up on FDA Field Alerts (commercial stability testing only). Client will notify Catalent of the decision to initiate a regulatory action prior to notification to the agency whenever possible.

X
1.18	Perform the following responsibilities with regard to Complaints relating to Product or Packaging Services
	Collection and logging	X	X
	Investigation	X	X
	Issue of reports and follow-up corrective action	X	X
	Communicates decision to recall product to Catalent		X
	Responsible for notification to appropriate regulatory agencies		X
	Responsible for management of product recall		X
	Responsible for reconciliation of returned product		X
1.19	Perform the following responsibilities to Regulatory Authorities
	Acts as liaison with regulatory authorities with respect to the product(s).		X
	Maintains relevant safety/hazard and handling data, if applicable.	X	X
	Liaison with health and safety authorities	X	X
	Liaison with environmental protection authorities (pollution prevention)	X	X
2	PACKAGING
2.1

Draft the Master Packaging Instructions (MPI) for product(s) in accordance with the product specifications and/or Client instructions. Catalent will receive Client approval of the MPI from at least one Client Quality representative.

		X	X

	Responsibilities	Catalent	Client
2.2	Review and approve executed Packaging Instructions		X
2.3	Utilize specification(s) developed for the product.	X
2.4	Responsible for batch identification system for packaging product.		X
2.5	Responsible for qualification and approval of packaging components.		X
2.6	Responsible for approval of packaging component Suppliers. Responsibility will be assigned based upon who is selecting the supplier for use.	X	X
2.7	Responsible for maintenance of procurement, storage, sampling and testing and release of the packaging components.	X	X
2.8	Responsible for retaining reference samples of labeling, and packaging components, for at least (1) year beyond expiration date assigned to the batch.	X
2.9	Responsible to perform maintenance, qualification and validation of the facility, equipment and processes associated with the packaging of the product.	X
2.10	Responsible to perform sampling and release of packaged product to the Client in accordance with the Product specification and to supply a Certificate of Release to Client.	X
2.11

Responsible for investigation, resolution and documentation of all events not conforming to approved MPI or Specifications. All such investigations shall be recorded and approved within thirty days unless Catalent notifies Client that such investigation will exceed thirty days.

X
2.12	Maintain batch records for the minimum period required by applicable laws and supply a copy of such batch records to Client on at time of release.	X
2.13	Validation batch production and testing records shall be kept for the minimum period required by applicable laws.	X
3	STORAGE AND TRANSPORTATION OF BULK PRODUCT AND WASTE DISPOSAL
3.1	Store bulk product up to time of shipment to Client.	X
3.2	Store bulk product prior to shipment under conditions as defined by the customer and agreed to by Catalent	X
3.3	Arrange for transportation of bulk product to Client or designated third party under appropriate conditions. Catalent will provide carriers unless otherwise designated by the Client	X	X
3.4	Provide for customs formalities and freight forwarding.		X
3.5	Disposal of product waste and any special waste related to the manufacturing and testing process for the product	X
3.6	Insurance for transportation of product		X
4	DOCUMENTATION
4.1	Provide complete batch documentation.	X

	Responsibilities	Catalent	Client
4.2

Reconciliation and accountability for all labeling and specified packaging components as required by the MPI after all critical process steps. Any reconciliation outside pre-established limits must be investigated and a copy of the investigation included in the batch record.

X

AMAG and CATALENT

Comml Packaging of Ferumoxytol

May 29, 2009

Exhibit D

Replacement Costs

The Replacement Cost for Product or AMAG-Supplied Materials (see Sections 6.5, 7.2 or 12.1) will be equal to either: (i) if manufactured by AMAG, AMAG’s direct and indirect manufacturing cost, or (ii) if not manufactured by AMAG, AMAG’s actual acquisition cost.  In each case, AMAG will supply supporting documentation for such Replacement Cost.